UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 6, 2010

GULF RESOURCES, INC.
(Exact name of registrant as specified in charter)

Delaware	000-20936	13-3637458

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 99, Wenchang Rd.,
Chenming Industry Park,
Shouguang City, Shandong, PRC 262714

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-536-567-0008

(Registrant’s Telephone Number, Including Area Code)

___________________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 6, 2010, Mr. Biagio Vignolo resigned from his position as Director of Gulf Resources, Inc. (the “Company”).  Mr. Vignolo was a member of the Audit and Compensation Committees of the Board of Directors.  There were no disagreements between Mr. Vignolo and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  A copy of Mr. Vignolo’s resignation letter is attached as Exhibit 10.1 and is incorporated herein by reference.

On November 8, 2010, the Company, appointed Mr. Nan Li to serve as an independent director of the Company, and as a member of the Audit and Compensation Committees of the Board of Directors of the Company.  The appointment of Mr. Nan Li was unanimously approved by the Company’s Board of Directors.  Mr. Li has no family relationships with any of the executive officers or directors of the Company.  The have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Li had, or will have, a direct or indirect material interest.

On November 8, 2010, the Company and Mr. Li also entered into a director agreement (“Mr. Li’s Agreement”).  A copy of Mr. Li’s Agreement is attached as Exhibit 10.2 and is incorporated herein by reference.  Mr. Li’s Agreement provides that Mr. Li will receive no cash compensation for his service as a director of the Company, but will receive three annual grants of options to purchase 12,500 shares of the Company's common stock, at an exercise price equal to the closing  price of the Company’s Common Stock on the NASDAQ Global Select Market on each respective grant date, contingent upon his continued service as a director of the Company.  The option grants shall be on November 8, 2010, 2011 and 2012.

Mr. Nan Li, age 36,  currently serves as Financial Controller at Global Pharm Holdings Group, Inc., an OTC Bulletin Board listed company.  He holds an Intermediate Accountant Certificate and is a Certified Public Accountant of China.  From 2005 to 2010, Mr. Li was audit manager and divisional manager at Shenzhen Tianhua Accounting Firm, where he participated or been responsible for auditing various Chinese large-scale financial institutions, securities companies, and listed companies, as well as acting as auditor or financial consultant to many U.S.-listed companies.  From March 2002 to July 2004  and from July 2004 to February 2005, he worked as an auditor in the internal control department of two Hong Kong listed companies, Suncorptech and Vision Grande Group, respectively.  Mr. Li graduated from Changchun School of Taxation with a bachelor’s degree in Accountancy in 1996, and also obtained a master’s degree in International Accountancy from the City University of Hong Kong in 2005.

ITEM 8.01	OTHER EVENTS.

On November 8, 2010, the Company also entered into a new director agreement with Mr. Richard Khaleel (“Mr. Khaleel’s Agreement”). Pursuant to Mr. Khaleel’s Agreement, Mr. Khaleel will continue  to receive compensation of $32,500 per annum for his service as a director. Mr. Khaleel will also receive three annual grants of options to purchase 12,500 shares of the Company's common stock, at an exercise price equal to the closing  price of the Company’s Common Stock on the NASDAQ Global Select Market on each respective grant date, contingent upon his continued service as a director of the Company.   The option grants shall be on November 8, 2010, 2011 and 2012.

A copy of Mr. Khaleel’s Agreement is attached as Exhibit 10.3 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1 Resignation Letter of Biagio Vignolo, dated November 2, 2010
10.2 Agreement between the Company and Mr. Nan Li, dated November 8, 2010.
10.3 Agreement between the Company and Mr. Khaleel, dated November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: November 10, 2010